                                   EXHIBIT 3.6

MEMORANDUM OF AGREEMENT dated as of October 19, 1999 by and among the parties listed on Schedule A hereto (the "Shareholder Group"), the parties listed on Schedule B hereto and Elephant & Castle Group Inc. (the "Company").

Background:

         A. At the Annual General Meeting (the "Meeting") of Shareholders of the Company held on August 23, 1999, representatives of the Shareholder Group expressed dissatisfaction over certain aspects of the Company's business and affairs, including the conduct of the board of directors (the "Board"), and sought to adjourn the meeting pending the mailing of a revised proxy statement by the Company containing expanded disclosure of certain matters and in order to provide the Shareholder Group with an opportunity to discuss their concerns with management of the Company ("Management");

         B. The Meeting was adjourned until 9:00 a.m. on Friday, October 22, 1999 and on September 13, 1999 a supplemental proxy statement (the "Supplemental Proxy Statement") was mailed to all Shareholders.

         C. Representatives of the Shareholder Group have had discussions with representatives of Management and have reached certain agreements, as set out below, as to matters to be proposed to and considered by Shareholders at the Meeting and as to certain actions to be taken by the Company following the Meeting.

1.       ELECTION OF DIRECTORS

         Each of the members of the Shareholder Group agrees not to nominate or to vote or cause to be voted any of the shares beneficially owned by such member, in person or by proxy, at the adjourned Meeting for any candidates for the Board other than the nominees listed in the Supplemental Proxy Statement.

2.       APPOINTMENT OF ADDITIONAL INDEPENDENT DIRECTORS

         At the first meeting of the Board following the conclusion of the adjourned Meeting,, which will be held as soon as practicable following the conclusion of the adjourned Meeting and in any event within thirty
         (30) days of the date of this Agreement, the Company, through the Board, will, pursuant to Section 110(3) of the COMPANY ACT, RSBC 1996 c 62, as amended and Article 13.4 of the Company's Articles, cause the following persons to be appointed as additional directors for a term (subject to the provisions of Paragraph 5 of this Agreement) to expire at the conclusion of the annual general meeting of the Company to be held in the year 2000, such appointments to take effect upon the receipt of signed forms of consent to act:

                  Mr. David Matheson
                  Apt. 22C, The Kempinski Hotel Apartments
                  Djakarta, Indonesia
                  Vice-President and Director of Equatorial Energy, Inc.

                  Mr. William C. McEwen
                  1356 Camwell Drive
                  West Vancouver, BC  V75 2M5
                  Chairman of Canadian Maple Leaf Financial

3.       APPOINTMENT OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

         (a) Within a reasonable period following conclusion of the adjourned Meeting, and in any event within 30 days of the date of this Agreement, Mr. O'Dowd will resign as President of the Company and the Company, through the Board, will appoint Mr. Richard Bryant as President of the Company in replacement of Mr. Martin O'Dowd and will confirm Mr. Bryant in his current office as Chief Executive Officer.

         (b) Within 120 days of the date of this Agreement, all duties and functions being discharged and exercised by Mr. O'Dowd will be assumed by other officers of the Company reporting to Mr. Bryant and from the date of such assumption of duties the Company will make no further payments of remuneration to Mr. O'Dowd (other than directors' fees approved by the Board to be paid to Directors who are independent of the Company's Management or payments made in the 90 day period following the termination of Mr. O'Dowd's existing service and consulting agreements, pursuant to the terms of such agreements).

         (c) Mr. Bryant's appointment will be made pursuant to a service contract for a one-year term to be approved by the members of the Board who are independent of the Company's Management which will contain provisions as to compensation and severance arrangements approved by the Compensation Committee of the Board and to the effect that the renewal or extension of its term will be subject to a satisfactory assessment of Mr. Bryant's performance made by the Board (with any director who shall have been or shall at such time be part of the Company's Management abstaining from voting on such assessment).

4.       NEXT ANNUAL GENERAL MEETING

         The Company will hold its next Annual General Meeting of Shareholders (the "2000 AGM") on or prior to June 29, 2000. Prior to April 27, 2000, the Company will seek to reach agreement among the members of the Board as to the nominees for director to be proposed to Shareholders at the 2000 AGM. Failing agreement among all directors, the Board may act in accordance with the preference of a majority, but:

         (a)      Mr. O'Dowd will not be included among the Company's nominees;

         (b) if the Company proposes a nominee for election to the Board in place of Mr. O'Dowd, such nominee will be independent of Management, not affiliated with any major creditor or shareholder of the Company and preferably with a hospitality industry or public company background; and

         (c) if Mr. David Matheson is not included among the Company's nominees for election to the Board, the Company will nominate in his stead a person independent of Management, not affiliated with any major creditor or shareholder of the Company and preferably with a hospitality industry or public company background.

5.       CHANGES IN BOARD COMPOSITION PRIOR TO THE 2000 AGM

         (a) In certain events, the Shareholder Group will have the right to require changes in the Board prior to the 2000 AGM, specifically:

                  - if the Company shall not have achieved a measurable improvement in financial and operational performance (as defined in subparagraph 5(d) below) by February 25, 2000, or

                  - if the stock of the Company shall not be listed on the Nasdaq system on February 25, 2000.

         (b) If either of the above events occur, the Shareholder Group (or members of the Shareholder Group holding at least two-thirds of the aggregate number of shares held by all members of the Shareholder Group) may by notice in writing ("Notice") require the Company to make changes to the Board in accordance with the procedure set out in subparagraph 5(c) below.

         (c) Forthwith upon receipt of Notice, Mr. David Matheson and Mr. Martin O'Dowd shall resign from the Board and the boards of directors of all subsidiaries of the Company (and in the absence of a letter of resignation will be deemed to have resigned) and the two vacancies created by their resignations shall as soon as practicable and in any event within 30 days of receipt of the Notice be filled by the appointment of two persons, independent of Management, not affiliated with any major creditor or shareholder of the Company and preferably with a hospitality industry or public company background, selected by:

                  (i)      unanimous agreement of the remaining directors; or

                  (ii) failing agreement within 20 days of receipt of Notice, one director shall be selected by Mr. Irving Glovin, Attorney of 400 Skyewiay Road, Suite 400, Los Angeles, California, 90049 from a list of three persons submitted by the President of the Company to Ladner Downs and the Company shall cause one director to be selected by Mr. Peter H. Stafford, Q.C. of Russell & DuMoulin, Canadian counsel to the Company, from a list of three persons submitted on behalf of the Shareholder Group. Such selections shall be made and the Company shall be notified of such selections within seven (7) days of Ladner Downs and Russell & DuMoulin receiving the list of nominees, in each case. (In case either Mr. Glovin or Mr. Stafford are unwilling or unable to act, their replacements shall be selected by the Shareholder Group or the Board, as the case may be.)

         (d) For the purpose of this paragraph 5, "a measurable improvement in financial and operational performance" shall conclusively be deemed to have occurred in either of the following events:

                  - the weighted average price of the Company's stock for the 30 trading days ending on February 25, 2000 shall be US$1.50 or more; or

                  - the weighted average price of the Company's stock for the 30 trading days ending on February 25, 2000 shall be US$1.00 or more AND the Company shall have achieved earnings from operations in the nine week period ended

                           February 25, 2000 in excess of those
                           reported for the same period in 1999 as certified by the President and Chief Executive Officer on or before March 10, 2000.

         (e) If the Company takes any action to consolidate its shares, the target prices of US$1.50 and US$1.00 shall be proportionately adjusted to reflect the consolidation. In the event of disagreement among the partners as to the adjustment to be made, the Company's auditors, at the instance of any party, will determine the adjustment and the auditor's decision will be binding on the parties.

         (f) Except as contemplated by this Agreement, prior to April 27, 1999, the Shareholders Group will not take any other steps directed at changing the composition of the Board.

6.       MISCELLANEOUS

         (a) The Company will ensure that all its SEDAR filings are brought up to date within 30 days of the date of this Agreement.

         (b) By way of a contribution to the out-of-pocket costs of the Shareholder group, the Company will pay to Ladner Downs, as solicitors for the Shareholder Group, the sum of Cdn. $20,000 by October 25, 1999 and a further Cdn.$20,000 at such time as the Board considers it appropriate but in no event later than June 30, 2000.

         (c) Following the conclusion of the adjourned Meeting and the appointment of the additional directors as contemplated in paragraph 2, the Company will issue a news release which will include appropriate disclosure of the material aspects of this Agreement. The Company will consult with Ladner Downs as to the contents of the proposed news release and will provide to Ladner Downs a copy of the release prior to publication.

         (d) Any notice to be given by the Shareholder Group or any member of the Shareholder Group to the Company must be in writing and delivered or sent by facsimile transmission to the Company at its Vancouver office at Fifth Floor, 856 Homer Street, Vancouver, British Columbia, Canada V6B 2W5 Telephone:
                  604-684-6451, Facsimile: 604-684-8595, marked for the
                  attention of the President. Any notice to be given by the Company to the Shareholder Group or to any member of the Shareholder Group must be in writing and delivered or sent by facsimile transmission, c/o Ladner Downs, Barristers and Solicitors, 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada V7X 1T2,
                  Telephone: 604-640-4245, Facsimile: 604-687-1415, marked for the attention of Mr. Fred R. Pletcher.

         (e)      Time is of the essence of this Agreement.

         (f) This Agreement will enure to the benefit of and be binding upon the respective legal representatives and successors of the parties.

         (g) This Agreement may not be amended except in writing signed by the parties.

         (h) None of the parties may assign any right, benefit or interest in this Agreement without the written consent of the other parties to this Agreement, and any purported assignment without such consent will be void.

         (i) This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

         (j) This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, among the parties with respect to the subject mater of this Agreement.

         (k) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. This Agreement and any counterpart thereof may be delivered by facsimile and when delivered will be deemed to be an original.

7.       EXECUTION

         To evidence their agreement, the members of the Shareholder Group have signed opposite their respective names on Schedule A hereto and the Company has executed this Agreement by its authorized officers below. In order to confirm their concurrence that the obligations undertaken by the Company in this Agreement are in the best interests of the Company and its shareholders and to evidence their agreement to act accordingly, the persons to be nominated or appointed as directors, including the two additional directors, to be appointed under paragraph 2, have signed opposite their respective names in Schedule B.

DATED this 21st day of October, 1999.




                                      ELEPHANT & CASTLE GROUP INC.



                                      By:
                                           ---------------------------------
                                           R. Bryant - Director & CEO


                                      By:
                                           ---------------------------------
                                           Jeffrey Barnett - Director

                                   SCHEDULE A


                        MEMBERS OF THE SHAREHOLDER GROUP

                                NUMBER OF SHARES
NAME                          BENEFICIALLY OWNED  SIGNATURE
Peter Barnett                            552,375
                                                  --------------------------
Steven Bramsen                            80,100
                                                  --------------------------
Benjamin Dayson                           38,000
                                                  --------------------------
Philip Dayson                             20,000
                                                  --------------------------
Renovay Investments Ltd.                   4,000
                                                  --------------------------
Irv Glovin                                11,000
                                                  --------------------------
Bob McGrath                                2,500
                                                  --------------------------
Sharon Ram-Ditta                             700
                                                  --------------------------
Michael Tobin                             18,000
                                                  --------------------------
Lawrence Usher                            50,000
                                                  --------------------------
Yitzchak Wineberg                          8,000
                                                  --------------------------

                                SCHEDULE B

                  MEMBERS OF PROPOSED BOARD OF DIRECTORS

NAME                  SIGNATURE

Jeffrey M. Barnett
                      -----------------------------------------
Martin O'Dowd
                      -----------------------------------------
Colin Stacey
                      -----------------------------------------
David Wiederecht
                      -----------------------------------------
Anthony Mariani
                      -----------------------------------------
Richard H. Bryant
                      -----------------------------------------
George W. Pitman
                      -----------------------------------------
William C. McEwen
                      -----------------------------------------
David Matheson
                      -----------------------------------------


ELEPHANT & CASTLE INTERNATIONAL, INC.                    5 GTM/LEH/JAW 042199
ALAMO GRILL  FRANCHISE AGREEMENT                                     475250.5